UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2010

Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of Principal Executive Offices)	(Zip Code)

(248) 619-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 22, 2010, the previously announced secondary offering of 2,610,000 shares of common stock of Syntel, Inc., (“Syntel”) by Founder and Chairman, Bharat Desai (the “Selling Shareholder”) was closed, at a price to the public of $47.50 per share pursuant to that certain Underwriting Agreement dated November 16, 2010 by and among Syntel, the Selling Shareholder and the underwriters identified therein. Proceeds to the Selling Shareholder from the offering were approximately $45.36 per share. Syntel did not receive any proceeds from the sale of shares in the offering.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

Exhibit 1.1	Underwriting Agreement dated November 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date November 23, 2010	By	/S/ DANIEL M. MOORE
Daniel M. Moore, Chief Administrative Officer

Index to Exhibits

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated November 16, 2010.

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